Exhibit 99.1

iCAD REPORTS FIRST QUARTER FINANCIAL RESULTS

Total Revenue Increases 25% and Therapy Revenue Increases 64% over Prior Year

Conference Call Begins Tuesday, April 30 at 10:00 a.m. Eastern Time

NASHUA, N.H. (April 29, 2013) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three months ended March 31, 2013.

“We were pleased with the financial results for the first quarter of 2013. The quarter’s highlights include continued strong sales growth for cancer therapy products and disciplined expense management. This combination contributed significantly to the achievement of over a half million dollars of adjusted EBITDA profitability in the quarter,” said Ken Ferry, President and CEO of iCAD. “Products and service revenue each increased by 25%, which underscores the progress we have made in both categories.

“During the first quarter, our Cancer Detection products increased 7%, demonstrating solid progress with our CAD solutions. In addition, we were pleased to announce our collaboration with Invivo, a Philips Healthcare Business and a worldwide leader in MRI. In March, we released a next-generation platform for prostate and breast imaging that integrates our advanced MRI image analysis software products with Invivo’s suite of MRI product solutions for global commercial sale. This partnership aligns the commercial strategy of our MRI products similar to that of our successful mammography business.

“The strong growth in Therapy revenue demonstrates the growing adoption of the Xoft® Axxent® Electronic Brachytherapy System® for the treatment of breast and skin cancers. We also continue to make progress with new therapy procedures and global expansion for the Axxent system, specifically with the recent FDA clearance for our cervical applicator and new distribution agreements in China and Russia,” added Mr. Ferry.

First Quarter Financial Results

Revenue: Total revenue for the first quarter of 2013 increased 25% to $7.9 million from $6.3 million for the first quarter of 2012, driven by a 64% increase in Therapy revenue as well as a 7% increase in Cancer Detection product revenue.

Therapy revenue includes Xoft Axxent Electronic Brachytherapy product sales, as well as associated service and supply revenue. Cancer Detection revenue includes film, digital mammography, MRI and CT CAD platforms, as well as service and supply revenue from these products.

	Three months ended March 31,
	2013	2012	% Change
Products	$5,060	$4,051	25%
Service and supply	2,870	2,292	25%

Total revenue	$7,930	$6,343	25%

	Three months ended March 31,
	2013	2012	% Change
Cancer Detection	$4,638	$4,339	7%
Therapy	3,292	2,004	264%

Total revenue	$7,930	$6,343	25%

Gross Margin: Gross profit for the first quarter of 2013 was $5.6 million, or 71.2% of revenue, compared with gross profit for the first quarter of 2012 of $4.4 million, or 69.8% of revenue.

Operating Expenses: Total operating expenses for the first quarter of 2013 declined to $6.0 million from $6.5 million for the same period in 2012, primarily the result of continued cost-control measures implemented in the fourth quarter of 2011.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was $592,000 for the first quarter of 2013, compared with negative $967,000 for the same period in 2012.

Net Loss: The net loss for the first quarter of 2013 was $727,000, or $0.07 per share, compared with a net loss for the first quarter of 2012 of $2.3 million, or $0.21 per share.

Non-GAAP Adjusted Net Loss: The Company posted a non-GAAP adjusted net loss, as defined below, for the first quarter of 2013 of $1.2 million, or $0.11 per share, compared with a non-GAAP adjusted net loss for the first quarter of 2012 of $2.8 million, or $0.26 per share.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

Conference Call

iCAD management will host an investment community conference call on Tuesday, April 30, 2013 beginning at 10:00 a.m. Eastern time to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 866-318-8616 (domestic) or 617-399-5135 (international) and entering passcode 41827499. The call also will be broadcast live on the Internet at www.streetevents.com, www.earnings.com and www.icadmed.com.

A replay of the conference call will be accessible two hours after its completion through May 7, 2013 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 87063234. The call will also be archived for 90 days at www.streetevents.com, www.earnings.com and www.icadmed.com.

About iCAD, Inc.

iCAD is an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of common cancers. iCAD’s Xoft System offers radiation treatment for early-stage breast cancer that can be administered in the form of intraoperative radiation therapy or accelerated partial breast irradiation. The Xoft System is also cleared for the treatment of non-melanoma skin cancer and endometrial cancer. iCAD offers a comprehensive range of high-performance, upgradeable CAD solutions for mammography and advanced image analysis and workflow solutions for Magnetic Resonance Imaging, for breast and prostate cancers and Computed Tomography for colorectal cancer. For more information, call 877-iCADnow, or visit www.icadmed.com.

For iCAD, contact Kevin Burns at 937-431-7967 or via email at kburns@icadmed.com

For iCAD investor relations, contact Anne Marie Fields of LHA at 212-838-3777 x6604 or via email at afields@lhai.com

For iCAD media inquiries, contact Helen Shik of Schwartz MSL at 781-684-0770 or via email at iCAD@schwartzmsl.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

- Tables to Follow -

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2013	2012
Revenue:
Products	$5,060	$4,051
Service and supplies	2,870	2,292

Total revenue	7,930	6,343
Cost of revenue:
Products	1,355	1,107
Service and supplies	694	577
Amortization of acquired intangibles	233	232

Total cost of revenue	2,282	1,916

Gross profit	5,648	4,427

Operating expenses:
Engineering and product development	1,866	2,212
Marketing and sales	2,438	2,646
General and administrative	1,672	1,595

Total operating expenses	5,976	6,453

Loss from operations	(328)	(2,026)
Gain from change in fair value of warrant	431	599
Interest expense	(826)	(835)
Other income	6	9

Other (expense) income, net	(389)	(227)

Loss before income tax expense	(717)	(2,253)
Income tax expense	(10)	(11)

Net loss and comprehensive loss	$(727)	$(2,264)

Net loss per share:
Basic and diluted	$(0.07)	$(0.21)

Weighted average number of shares used in computing loss per share:
Basic and diluted	10,820	10,776

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$12,673	$13,948
Trade accounts receivable, net of allowance for doubtful accounts of $82 in 2013 and $48 in 2012	5,466	4,980
Inventory, net	1,773	2,119
Prepaid expenses and other current assets	558	486

Total current assets	20,470	21,533

Property and equipment, net of accumulated depreciation and amortization of $3,796 in 2013 and $3,627 in 2012	1,372	1,483
Other assets	585	638
Intangible assets, net of accumulated amortization of $11,174 in 2013 and $10,744 in 2012	14,801	15,230
Goodwill	21,109	21,109

Total assets	$58,337	$59,993

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,724	$1,940
Accrued and other expenses	2,933	4,142
Interest payable	553	499
Warrant liability	1,107	1,538
Deferred revenue	6,972	6,520

Total current liabilities	13,289	14,639

Deferred revenue, long-term portion	1,642	1,502
Other long-term liabilities	1,169	1,341
Notes payable	15,000	14,846

Total liabilities	31,100	32,328

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued	—	—
Common stock, $ .01 par value: authorized 85,000,000 shares; issued 11,021,908 in 2013 and 10,993,933 in 2012; outstanding 10,836,077 in 2013 and 10,808,102 in 2012	110	110
Additional paid-in capital	165,715	165,416
Accumulated deficit	(137,173)	(136,446)
Treasury stock at cost 185,831 in 2013 and 2012	(1,415)	(1,415)

Total stockholders’ equity	27,237	27,665

Total liabilities and stockholders’ equity	$58,337	$59,993

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended March 31,
	2013	2012
GAAP Net Loss	$(727)	$(2,264)
Interest Expense	826	835
Other income	(6)	(9)
Stock Compensation	307	215
Depreciation	183	241
Amortization	430	523
Tax expense (benefit)	10	11
Severance	—	80
Loss (Gain) on warrant	(431)	(599)

Non GAAP Adjusted EBITDA	$592	$(967)

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Loss”

(Unaudited, in thousands, except loss per share)

	Three Months Ended March 31,
	2013	2012
GAAP Net Loss	$(727)	$(2,264)
Adjustments to net loss:
Severance	—	80
Gain on warrant	(431)	(599)

Non GAAP Adjusted Net Loss	$(1,158)	$(2,783)

Net loss per share
GAAP Net loss per share	$(0.07)	$(0.21)
Adjustments to net loss (as detailed above)	(0.04)	(0.05)

Non GAAP Adjusted Net Loss per share	$(0.11)	$(0.26)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or U.S. GAAP (“GAAP”). However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net loss before provision for income taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, amortization of acquired intangibles, acquisition related, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Loss” as the sum of GAAP net loss before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: In January 2012, the Company entered into a five-year, $15 million debt facility agreement. The Company excludes interest expense from its non GAAP Adjusted EBITDA calculation.

•	Severance: relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Gain (loss) on Warrant: The Company issued warrants in connection with the financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

# # #